EXHIBIT 10.12

SCHEDULE A TO EXHIBIT 10.11

The following individuals entered into director retirement agreements with The Ohio Valley Bank Company which are identical to the Fourth Amended and Restated Director Retirement Agreement, dated May 13, 2015, between Brent A. Saunders and The Ohio Valley Bank Company filed herewith.

Name	Date of Agreement

Anna P. Barnitz	June 9, 2015